Exhibit 99.1

Press Release

COWEN GROUP, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Record Revenue and Economic Income For 2014

New York, February 26, 2015 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the fourth quarter and full year ended December 31, 2014.

2014 Full Year Highlights(1)

•                  Economic income was $44.2 million or $0.37 per diluted common share, compared to $6.5 million or $0.05 per diluted common share in 2013.

•                  GAAP net income was $167.2 million or $1.40 per diluted common share compared to $4.6 million or $0.04 per diluted common share in the prior year.  GAAP net income includes the Company’s deferred tax valuation allowance, which was released in the fourth quarter 2014, resulting in a $128.1 million deferred tax benefit.

•                  At December 31, 2014, book value per share was $6.07.

•                  Revenue rose 45% year over year to a record $497.6 million from $343.8 million in the prior year.

•                  Broker-dealer revenue grew 44% year over year to $337.2 million, driven by growth in investment banking and brokerage.(2)

•                  Incentive fees were $45.7 million, a 116% increase over the prior year.

•                  As of January 1, 2015, assets under management (“AUM”) were $12.5 billion.  AUM increased 32% or $3.1 billion from January 1, 2014.

•                  During the year, the Company acquired 6.3 million shares of Cowen’s Class A common stock for $26.0 million under its share repurchase program.

•                  On February 25, Cowen’s Board of Directors approved a $14.7 million increase in the Company’s share repurchase program.  With this increase, the total amount available for repurchase under the program to $25 million.

•                  John Holmes has been appointed Chief Operating Officer of Cowen.  Mr. Holmes has served in a variety of leadership positions at the Company, most recently as Chief Administrative Officer.

2014 Fourth Quarter Highlights(1)

•                  Economic income was $18.9 million or $0.16 per diluted common share, compared to $2.7 million or $0.02 per diluted common share in the prior year period.

•                  GAAP net income was $142.5 million or $1.21 per diluted common share compared to $2.5 million or $0.02 per diluted common share for the fourth quarter 2013.  As previously mentioned, GAAP net income includes the Company’s deferred tax valuation allowance which was released in the quarter, resulting in a deferred tax benefit of $128.1 million.

•                  Revenue rose 72% year over year to $165.8 million from $96.5 million in the prior year period.

•                  Assets under management increased by $320 million in the fourth quarter 2014.

(1)         Unless otherwise stated, all financial highlights are presented on an Economic Income basis.

(2)         Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “Cowen Group’s fourth quarter 2014 results completes our best economic income results since the Cowen / Ramius business combination.  Cowen and Company furthered its position in investment banking and expanded its market share in equities.  AUM continues to increase as more institutions and investors allocate to alternatives with established track records and alpha generating strategies.  Our invested capital continued its consistent performance and contribution to earnings.  At December 31, 2014, shareholders’ equity was $678 million and book value per share was $6.07.”

2014 Fourth Quarter and Full Year GAAP Financial Information and Select Balance Sheet Data

For the fourth quarter 2014, the Company reported GAAP net income of $142.5 million, or $1.21 per diluted share, as compared to a GAAP net income of $2.5 million, or $0.02 per diluted share, in the fourth quarter of 2013.

For the full year 2014, the Company reported GAAP net income of $167.2 million, or $1.40 per diluted share, as compared to a GAAP net income of $4.6 million, or $0.04 per diluted share, in the prior year.

Income tax benefit increased by $125.4 million to $124.9 million for the year ended December 31, 2014 from a tax expense of $0.5 million in the prior year period.   This increase is primarily attributable to the 2014 release of the Company’s valuation allowance that was previously recorded against the Company’s US federal and state deferred tax assets.

The following table summarizes the Company’s GAAP financial results for the three months ended December 31, 2014 and 2013, and September 30, 2014, as well as the twelve months ended December 31, 2014 and 2013.

Summary GAAP Financial Information

	Three Months Ended					Twelve Months Ended
(Dollar amounts in millions, except per share	December 31,			Sept. 30,		December 31,
information)	2014	2013	%	2014	%	2014	2013	%
Revenue	$121.1	$96.3	26%	$107.1	13%	$427.8	$328.5	30%
Net income (loss) attributable to Cowen Group, Inc.	$142.5	$2.5	NM	$6.5	NM	$167.2	$4.6	NM

Earnings (loss) per share (diluted)	$1.21	$0.02	NM	$0.05	NM	$1.40	$0.04	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of December 31, 2014, was $678 million, or book value per share of $6.07, compared to stockholders’ equity of $508 million, or book value per share of $4.41 as of December 31, 2013.  As discussed above, the Company’s valuation allowance against deferred tax assets was released in the fourth quarter 2014, partially contributing to the total annual increase to shareholders’ equity.

At December 31, 2014, the Company’s tangible book value per share was $5.68 compared to $3.99 at December 31, 2013.

Select Balance Sheet Data

	December 31,	September 30,	December 31,
(Amounts in millions, except per share information)	2014	2014	2013
Stockholders’ equity	$677.7	$538.9	$507.8
Tangible stockholders’ equity	$634.3	491.6	458.4
Common shares outstanding	111.7	113.6	115.0

Book value per share	$6.07	$4.74	$4.41
Tangible book value per share	$5.68	$4.33	$3.99

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.  Economic Income (Loss) does not include the impact of the release of the Company’s deferred tax valuation allowance.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended December 31, 2014 and 2013, and September 30, 2014 and the twelve months ended December 31, 2014 and 2013.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Twelve Months Ended
(Dollar amounts in millions, except per	December 31,			Sept. 30,		December 31,
share information)	2014	2013	%	2014	%	2014	2013	%
Revenue	$165.8	$96.5	72%	$110.3	50%	$497.6	$343.8	45%
Economic Income (Loss)	$18.9	$2.7	189%	$6.7	182%	$44.2	$6.5	NM
Economic Income (Loss) per share (diluted)	$0.16	$0.02	NM	$0.06	184%	$0.37	$0.05	NM

Note: Amounts may not add due to rounding.

2014 Fourth Quarter and Full Year Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the fourth quarter 2014 was $165.8 million, a 72% increase compared to $96.5 million in the fourth quarter 2013.  For the full year 2014, Economic Income revenue was $497.6 million, compared to $343.8 million for the full year 2013.  The increase in Economic Income revenue for the quarter and year was due to growth across all of its business segments.

Economic Income Revenue

	Three Months Ended					Twelve Months Ended
	December 31,			Sept. 30,		December 31,
(Dollar amounts in millions)	2014	2013	%	2014	%	2014	2013	%
Investment banking	$44.9	$34.9	29%	$45.8	(2)%	$170.5	105.3	62%
Brokerage	41.3	27.7	49%	35.6	16%	146.2	121.1	21%
Management fees	18.2	13.9	31%	16.3	12%	64.8	57.0	14%
Incentive income	28.8	7.5	286%	4.7	507%	45.7	21.2	116%
Investment income	28.0	9.9	183%	7.5	275%	65.2	36.7	78%
Other revenue	4.7	2.6	81%	0.4	NM	5.2	2.5	104%
Total Revenue	$165.8	$96.5	72%	$110.3	50%	$497.6	$343.8	45%

Note: Amounts may not add due to rounding.

Non-interest Expenses

Fourth quarter 2014 non-interest expense was $143.5 million compared to $89.6 million in the prior year period.  Full year 2014 non-interest expense was $435.9 million compared to $323.9 million in 2013.  Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Fourth quarter 2014 compensation and benefits expense was $106.7 million, a 74% increase compared to $61.1 million in the fourth quarter 2013.  Full year 2014 compensation and benefits expense was $302.2 million, a 48% increase compared to $204.8 million for the full year 2013.  Compensation and benefits expense grew at a slower rate than revenue in both the quarter and year.

The compensation to Economic Income revenue ratio was 64% in the fourth quarter 2014 compared to 63% in the prior year period.

For the full year 2014, the compensation to Economic Income revenue ratio was 61% in the fourth quarter 2014 compared to 60% in the prior year period.

Fixed Non-Compensation Expenses

Fourth quarter 2014 fixed non-compensation expenses rose $5.9 million year over year to $26.6 million.  This increase was primarily due to higher professional fees related to the debt issuances during the fourth quarter of 2014 and an increase in costs from equity method investments.

Fixed non-compensation expenses for the full year 2014 were $95.5 million, a 9% increase compared to the prior year.  This increase was primarily due to higher professional fees related to the debt issuances during the first and fourth quarter of 2014 and an increase in costs from equity method investments.

Variable Non-Compensation Expenses

Fourth quarter 2014 variable non-compensation expenses were $12.5 million compared to $9.8 million in the fourth quarter 2013.  The increase is primarily related to higher floor brokerage and trade execution expense associated with higher brokerage revenue.

Variable non-compensation expenses for the full year 2014 were $45.7 million, 22% increase compared to the year ago period.  The increase is primarily related to syndication costs related to a capital raise by an alternative investment asset fund and increased firm wide marketing activity.

Interest Expense

Interest expense was $3.8 million in the fourth quarter 2014 compared to $0.1 million in the prior year quarter.  For the full year 2014, interest expense was $9.8 million compared to $0.4 million for 2013.  The increase in both the fourth quarter and full year 2014 is primarily due to debt issued in the first and fourth quarters of 2014.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to partners.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of January 1, 2015, the Company had assets under management of $12.5 billion.  Total AUM grew by $320 million from October 1, 2014, which is net of a $420.8 million reduction of assets under management related to the sale of the Company’s interest in Orchard Square Partners (the Company’s former credit business), effective December 31, 2014.  AUM increased by $3.1 billion in the year.

Management Fees and Incentive Income

For the fourth quarter 2014, management fees were $18.2 million, compared to $13.9 million in the prior year.  For the full year 2014, management fees increased $7.8 million to $64.8 million compared to $57.0 million in 2013.  This increase in both the quarter and year was primarily related to an increase in management fees from our activist and healthcare businesses.

Incentive income was $28.8 million in the fourth quarter 2014 compared to $7.5 million in the prior year period.  This increase was primarily related to an increase in performance fees from our activist funds.

For the full year 2014, incentive income increased $24.5 million to $45.7 million compared to $21.2 million for 2013.  This increase was primarily related to an increase in performance fees from our activist funds partially offset by a decrease in performance fees from our former Orchard Square Partners credit business.

Investment Income

For the fourth quarter 2014, investment income for the segment was $16.2 million, an 89% increase over the prior year period of $8.5 million in the fourth quarter 2013.  The increase in investment performance is primarily due to certain equity investments.

Investment income for the segment increased $14.5 million to $45.2 million for the year ended December 31, 2014 compared with $30.7 million in the prior year period.  The increase primarily relates to an increase in the Company’s own invested capital driven by increases in performance in certain investment strategies, including activist, and equity investments.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $41.3 million in the fourth quarter 2014, up 49%, compared to $27.7 million in the fourth quarter 2013.  For the full year 2014, brokerage revenue rose by $25.2 million or 21% year over year to $146.2 million.  The increase in both the quarter and year was attributable to market share gains in our cash equities business as well an increase in electronic and option trading revenue.

Investment Banking

Investment banking revenue was $44.9 million in the fourth quarter 2014, up 29%, compared to $34.9 million in the fourth quarter 2013.  The increase in revenue was primarily due to an increase in equity underwriting and advisory activity.

For the full year 2014, investment banking revenue increased 62% year over year to $170.5 million compared to $105.3 million for 2013.  The increase in revenue was primarily due to an increase in equity underwriting activity.

The following tables summarize the Company’s investment banking revenue and transaction count for the three months ended December 31, 2014 and 2013, as well as the twelve months ended December 31, 2014 and 2013.

Investment Banking Revenue Summary

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Equity Underwriting	$33.9	$27.1	$132.6	$69.9
Debt Underwriting	2.4	6.1	22.5	27.3
Advisory	8.5	1.7	15.4	8.2
Total	$44.9	$34.9	$170.5	$105.3

Investment Banking Transaction Count

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Equity Underwriting	33	29	129	78
Bookrun	9	9	42	27
Debt Underwriting	3	3	16	17
Advisory	6	1	12	7
Total	42	33	157	102

Investment Income

For the fourth quarter 2014, investment income for the segment was $11.8 million versus $1.4 million in the fourth quarter 2013.  For 2014, investment income for the segment increased $14.1 million to $20.0 million compared with $5.9 million in the prior year period.  The increase in both the quarter and year primarily relates to an increase from investments in private capital raising transactions of its investment banking clients.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes Cowen to purchase up to an additional $14.7 million of Cowen’s Class A common shares from time to time.  With this increase, the total amount available for repurchase under the program is $25 million.

The $14.7 million increase is in addition to the Company’s existing $70.3 million share repurchase program, under which the Company has acquired 17.6 million shares for $61 million since August 2011.  Also, since the program was initially announced in July 2011, the Company has acquired an additional 5.4 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

The program permits the Company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  The program may be suspended or discontinued at any time.  As of December 31, 2014, Cowen had approximately 111.7 million Class A shares outstanding.

In the fourth quarter 2014, the Company repurchased a total of 2.0 million shares under the program for $8.7 million.

Recent Developments

After a careful review of the Company’s previously announced plan to establish a commercial finance company focused on middle market commercial borrowers, Cowen has decided not to continue to pursue a commercial finance company at this time.  This decision is based, in part, on the Company’s current view of the credit markets, their competitiveness from a lender’s perspective and the amount and terms of leverage being offered to, and taken by, middle market companies.  In addition, the decision is based on a further evaluation of the near-term market opportunity compared to other opportunities the Company sees in its business as well as the unexpected death of the executive the Company had identified to lead the commercial finance company.  Cowen intends to use the proceeds from the offering of our 8.25% senior notes due 2021 to pursue other direct investment and financing opportunities, to continue expanding its existing businesses and for other general corporate purposes.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2014 fourth quarter and full year financial results on Thursday, February 26, 2015, at 9:00 am EST.  The call can be accessed by dialing 1-866-271-5140 domestic or 1-617-213-8893 international.  The passcode for the call is 57862448.  A replay of the call will be available beginning at 1:00 pm EST February 26, 2015 through March 5, 2014.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 46931835.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Group, Inc.

Stephen Lasota, Chief Financial Officer, (212) 845-7919

Nancy Wu, (646) 562-1259

Source:  Cowen Group, Inc.

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Investment banking	$44,853	$34,902	$170,506	$105,333
Brokerage	39,657	28,010	140,132	114,593
Management fees	12,215	8,785	40,627	37,303
Incentive income	(1,600)	5,500	2,785	12,586
Interest and dividends	13,433	8,549	48,870	39,454
Reimbursement from affiliates	5,104	3,983	12,495	10,434
Other	7,019	3,899	9,446	5,418
Consolidated Funds
Interest and dividends	406	771	2,189	1,185
Other	9	1,946	726	2,213
Total revenue	121,096	96,345	427,776	328,519
Expenses
Employee compensation and benefits	107,712	61,904	305,483	207,248
Interest and dividends	13,058	6,413	42,752	27,299
General, administrative and other expenses	40,156	30,337	137,988	124,331
Goodwill impairment	2,334	—	2,334	—
Consolidated Funds expenses	299	802	1,634	2,039
Total expenses	163,559	99,456	490,191	360,917
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	56,701	9,144	104,928	39,651
Consolidated Funds net (losses) gains	5,178	(661)	15,323	11,044
Total other income (loss)	61,879	8,483	120,251	50,695

Income (loss) before income taxes	19,416	5,372	57,836	18,297
Income tax (benefit) expense	(125,210)	169	(124,944)	457
Net income (loss)	144,626	5,203	182,780	17,840
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries and funds	2,155	2,684	15,564	13,193
Net income (loss) attributable to Cowen Group, Inc. stockholders	$142,471	$2,519	$167,216	$4,647
Earnings (loss) per share:
Basic	$1.26	$0.02	$1.45	$0.04
Diluted	$1.21	$0.02	$1.40	$0.04
Weighted average shares used in per share data:
Basic	113,492	117,514	114,926	116,703
Diluted	118,222	123,573	119,486	121,117

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Investment banking	$44,853	$34,902	$170,506	$105,333
Brokerage	41,264	27,713	146,247	121,065
Management fees	18,200	13,934	64,774	56,984
Incentive income	28,808	7,455	45,708	21,205
Investment income	27,984	9,898	65,215	36,660
Other revenue	4,674	2,580	5,168	2,534
Total revenue	165,783	96,482	497,618	343,781
Expenses
Non interest expense	143,530	89,614	435,862	323,895
Interest expense	3,837	79	9,798	350
Total expenses	147,367	89,693	445,660	324,245
Net Economic Income (Loss) Before Non-controlling Interests	18,416	6,789	51,958	19,536
Non-controlling interests	518	(4,115)	(7,802)	(12,995)
Economic Income (Loss)	$18,934	$2,674	$44,156	$6,541

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$18,934	$2,674	$44,156	$6,541
Exclusion of depreciation and amortization expense	2,274	2,439	9,301	10,202
Exclusion of share-based compensation expense	4,011	4,112	18,297	17,915
Economic Income (Loss) Excluding Certain Non-cash Items	$25,219	$9,225	$71,754	$34,658

Economic Income (Loss) per share:
Basic	$0.17	$0.02	$0.38	$0.06
Diluted	$0.16	$0.02	$0.37	$0.05

Weighted average shares used in per share data:
Basic	113,492	117,514	114,926	116,703
Diluted	118,222	123,573	119,486	121,117

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended December 31, 2014

(Dollar amounts in thousands)

	Three Months Ended December 31, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$44,853	$—		$—	$44,853
Brokerage	39,657	1,607	(e)	—	41,264
Management fees	12,215	5,745	(a)	240	18,200
Incentive income	(1,600)	30,315	(a)	93	28,808
Investment income	—	27,984	(c)	—	27,984
Interest and dividends	13,433	(13,433	)(c)(e)	—	—
Reimbursement from affiliates	5,104	(5,401	)(f)	297	—
Other revenue	7,019	(2,345	)(c)	—	4,674
Consolidated Funds	415	—		(415)	—
Total revenue	121,096	44,472		215	165,783

Expenses
Non interest expense	147,868	(4,338	)(c)(d)(g)	—	143,530
Goodwill impairment	2,334	(2,334	)(g)	—	—
Interest expense	13,058	(9,221	)(c)(e)	—	3,837
Consolidated Funds	299	—		(299)	—
Total expenses	163,559	(15,893)		(299)	147,367

Total other income (loss)	61,879	(59,613	)(c)	(2,266)	—

Income taxes (Benefit)	(125,210)	125,210	(b)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(2,155)	921		1,752	518
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$142,471	$(123,537)		$—	$18,934

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(g) Economic Income (Loss) excludes goodwill impairment and other reorganization expenses.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended December 31, 2013

(Dollar amounts in thousands)

	Three Months Ended December 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$34,902	$—		$—	$34,902
Brokerage	28,010	(297	)(e)	—	27,713
Management fees	8,785	4,874	(a)	275	13,934
Incentive income	5,500	1,955	(a)	—	7,455
Investment income	—	9,898	(c)	—	9,898
Interest and dividends	8,549	(8,549	)(c)(e)	—	—
Reimbursement from affiliates	3,983	(3,876	)(f)	(107)	—
Other revenue	3,899	(1,319	)(c)	—	2,580
Consolidated Funds	2,717	—		(2,717)	—
Total revenue	96,345	2,686		(2,549)	96,482

Expenses
Non interest expense	92,241	(2,627	)(c)(d)	—	89,614
Interest expense	6,413	(6,334	)(c)(e)	—	79
Consolidated Funds	802	—		(802)	—
Total expenses	99,456	(8,961)		(802)	89,693

Total other income (loss)	8,483	(10,727	)(c)	—	—

Income taxes (Benefit)	169	(169	)(b)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(2,684)	(934)		(497)	(4,115)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$2,519	$155		$(2,244)	$2,674

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Twelve Months Ended December 31, 2014

(Dollar amounts in thousands)

	Twelve Months Ended December 31, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$170,506	$—		$—	$170,506
Brokerage	140,132	6,115	(e)	—	146,247
Management fees	40,627	23,184	(a)	963	64,774
Incentive income	2,785	42,642	(a)	281	45,708
Investment income	—	65,215	(c)	—	65,215
Interest and dividends	48,870	(48,870	)(c)(e)	—	—
Reimbursement from affiliates	12,495	(12,837	)(f)	342	—
Other revenue	9,446	(4,278	)(c)	—	5,168
Consolidated Funds	2,915	—		(2,915)	—
Total revenue	427,776	71,171		(1,329)	497,618

Expenses
Non interest expenses	443,471	(7,609	)(c)(d)(g)	—	435,862
Goodwill impairment	2,334	(2,334	)(g)	—	—
Interest expense	42,752	(32,954	)(c)(e)	—	9,798
Consolidated Funds	1,634	—		(1,634)	—
Total expenses	490,191	(42,897)		(1,634)	445,660

Total other income (loss)	120,251	(114,476	)(c)	(5,775)	—

Income taxes (Benefit)	(124,944)	124,944	(b)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(15,564)	2,292		5,470	(7,802)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$167,216	$(123,060)		$—	$44,156

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(g) Economic Income (Loss) excludes goodwill impairment and other reorganization expenses.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Twelve Months Ended December 31, 2013

(Dollar amounts in thousands)

	Twelve Months Ended December 31, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$105,333	$—		$—	$105,333
Brokerage	114,593	6,472	(e)	—	121,065
Management fees	37,303	18,535	(a)	1,146	56,984
Incentive income	12,586	8,619	(a)	—	21,205
Investment income	—	36,660	(c)	—	36,660
Interest and dividends	39,454	(39,454	)(c)(e)	—	—
Reimbursement from affiliates	10,434	(10,533	)(f)	99	—
Other revenue	5,418	(2,884	)(c)	—	2,534
Consolidated Funds	3,398	—		(3,398)	—
Total revenue	328,519	17,415		(2,153)	343,781

Expenses
Non interest expense	331,579	(7,684	)(c)(d)	—	323,895
Interest expense	27,299	(26,949	)(c)(e)	—	350
Consolidated Funds	2,039	—		(2,039)	—
Total expenses	360,917	(34,633)		(2,039)	324,245

Total other income (loss)	50,695	(48,077	)(c)	(2,618)	—

Income taxes (Benefit)	457	(457	)(b)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(13,193)	(2,534)		2,732	(12,995)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$4,647	$1,894		$—	$6,541

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.